EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77M:
  Mergers

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Sub-Item 77M:  Mergers

(a)	On October 11, 2004, the Riverfront Large Company Select
Fund, Riverfront Balanced Fund, Riverfront Small Company
Select Fund, Riverfront Select Value Fund, Riverfront U.S. Government Fund and Riverfront U.S. Government Securities
Money Market Fund of The Provident Riverfront Funds ("Riverfront") were reorganized into the Armada Large Cap
Growth Fund, Armada Balanced Allocation Fund, Armada Small
Cap Growth Fund, Armada Large Cap Value Fund, Armada
Government Mortgage Fund and Armada Government Money Market
Fund of Armada Funds ("Armada"), respectively.

(b)	At a Regular Meeting of the Board of Trustees of Armada
held on May 12, 2004, the Board, including a majority of the Trustees who are not "interested persons" of Armada, as defined by the Investment Company Act of 1940, as amended, approved the proposed merger of the portfolios of Riverfront into certain portfolios of Armada (the "Reorganization"). At a Special Meeting of Shareholders of Riverfront held on October 7, 2004, the shareholders of Riverfront approved the Reorganization. The Agreement and
Plan of Reorganization by and between Armada and Riverfront is attached as Exhibit 77Q1(g) to Form N-SAR.




EXHIBIT B:
Sub-Item 77Q1(g)

                     AGREEMENT AND PLAN OF
                        REORGANIZATION
                        BY AND BETWEEN
                         ARMADA FUNDS
                             AND
                 THE PROVIDENT RIVERFRONT FUNDS

                      DATED JUNE 23, 2004


TABLE OF CONTENTS                                                    Page
Article I. Transfer of Assets of Riverfront                             1
Article II. Liquidating Distributions and Termination of Riverfront     3
Article III. Valuation Time                                             4
Article IV. Certain Representations, Warranties and Agreements of
           Riverfront                                                   4
Article V. Certain Representations, Warranties and Agreements of Armada 7
Article VI. Shareholder Action on Behalf of the Acquired Funds          9
Article VII. N-14 Registration Statement and Proxy Solicitation
             Materials                                                  9
Article VIII. Effective Time of the Reorganization                      9
Article IX. Armada Conditions                                          10
Article X. Riverfront Conditions                                       13
Article XI. Tax Documents                                              15
Article XII. Finder's Fees                                             15
Article XIII. Announcements                                            15
Article XIV. Further Assurances                                        16
Article XV. Termination of Agreement                                   16
Article XVI. Amendment and Waiver                                      16
Article XVII. Governing Law                                            16
Article XVIII. Successors and Assigns                                  17
Article XIX. Beneficiaries                                             17
Article XX. Riverfront Liability                                       17
Article XXI. Armada Liability                                          17
Article XXII. Indemnification and Insurance                            18
Article XXIII. Notices                                                 20
Article XXIV. Expenses                                                 20
Article XXV. Entire Agreement                                          21
Article XXVI. Counterparts                                             21


                AGREEMENT AND PLAN OF REORGANIZATION

	AGREEMENT AND PLAN OF REORGANIZATION made as of June 23, 2004 between ARMADA FUNDS, a Massachusetts business trust ("Armada"), and THE PROVIDENT RIVERFRONT FUNDS, an Ohio business trust ("Riverfront").

	WHEREAS, the parties desire that substantially all of the known assets and liabilities of Riverfront's portfolios be transferred to, and be acquired and assumed by, certain Armada portfolios in exchange for A Shares or I Shares, as applicable, of the Armada portfolios which shall thereafter be distributed by Riverfront to the holders of Investor A Shares, Investor B Shares or Institutional Shares, as applicable, of its portfolios, all as described in this Agreement (the "Reorganization");

	WHEREAS, the Reorganization with respect to Riverfront's Large Company Select Fund, Balanced Fund, Small Company Select Fund, Select Value Fund, U.S. Government Fund and U.S. Government Securities Money Market Fund (the "Acquired Funds") shall occur at the Effective Time of the Reorganization (as defined in Article VIII);

	WHEREAS, the Reorganization is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision; and

	WHEREAS, the parties intend that in connection with the Reorganization each of the Riverfront portfolios shall be terminated and Riverfront shall be terminated under state law and deregistered as described in this Agreement.

	NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, Armada and Riverfront agree as follows:

ARTICLE I.   TRANSFER OF ASSETS OF RIVERFRONT.
1.01	At the Effective Time of the Reorganization (as defined in
Article VIII) with respect to each of the Acquired Funds,
all property of every description, and all interests,
rights, privileges and powers of each Acquired Fund other
than cash in an amount necessary to pay any unpaid dividends and distributions as provided in Paragraph (g) of Article IV
(such assets, the "Acquired Fund Assets") shall be
transferred and conveyed by such Acquired Fund to Armada on
behalf of one of its portfolios as set forth in Section 1.02
(each, an "Acquiring Fund"), and shall be accepted by Armada on behalf of such Acquiring Fund, and Armada, on behalf of
such Acquiring Fund, shall assume all known liabilities,
except any indemnification agreements between Riverfront and its trustees and/or officers, whether accrued, absolute,
contingent or otherwise, of such Acquired Fund reflected in
the calculation of such Acquired Fund's net asset value (the
"Acquired Fund Liabilities"), so that at and after the
Effective Time of the Reorganization with respect to such
Acquired Fund:  (i) all Acquired Fund Assets shall become
and be the assets of its Acquiring Fund; and (ii) all
Acquired Fund Liabilities shall attach to its Acquiring Fund and may thereafter be enforced against such Acquiring Fund
as if the same had been incurred by it.  Without limiting
the generality of the foregoing, the Acquired Fund Assets
shall include all property and assets of any nature
whatsoever, including, without limitation, all cash, cash
equivalents, securities, claims and receivables (including
dividend and interest receivables) owned by an Acquired
Fund, and any deferred or prepaid expenses shown as an asset on an Acquired Fund's books, at the Effective Time of the
Reorganization of such Acquired Fund, and all good will, all other intangible property and all books and records
belonging to an Acquired Fund.  Recourse by any person for
the Acquired Fund Liabilities assumed by an Acquiring Fund
shall, at and after the Effective Time of the Reorganization of such Acquired Fund, be limited to such Acquiring Fund.
1.02	The assets of each Acquired Fund shall be acquired by
the Acquiring Fund identified below opposite its name, and
the holders of each class of shares of such Acquired Fund
shall receive the class of shares of beneficial interest of
the Acquiring Fund identified below opposite the name of
such class:
Riverfront Funds and Classes               Armada Funds and Classes

Large Company Select Fund                  Large Cap Growth Fund
	Investor A Shares                      I Shares
	Investor B Shares                      A Shares

Balanced Fund                              Balanced Allocation Fund
	Investor A Shares                      I Shares
	Investor B Shares                      A Shares

Small Company Select Fund                  Small Cap Growth Fund
	Investor A Shares                      I Shares
	Investor B Shares                      A Shares

Select Value Fund                          Large Cap Value Fund
	Investor A Shares                      I Shares
	Investor B Shares                      A Shares

U.S. Government Fund                      Government Mortgage Fund
	Investor A Shares                      I Shares
	Investor B Shares                      A Shares

U.S. Government Securities Money         Government Money Market Fund
  Market Fund
	Investor A Shares                      I Shares
	Institutional Shares                   I Shares


1.03	In exchange for the transfer of the Acquired Fund
Assets and the assumption of the Acquired Fund Liabilities, Armada shall simultaneously issue at the applicable Effective Time of the Reorganization to each Acquired Fund a number of full and fractional shares, to the third decimal place, of the Acquiring Fund specified in Section 1.02 and of the class or classes identified in Section 1.02, all determined and adjusted as provided in this Agreement. For each class of shares, the shares of the Acquiring Funds so issued will have an aggregate net asset value equal to the value of the Acquired Fund Assets, net of the Acquired Fund Liabilities, that are represented by the class of shares of the Acquired Fund, the holders of which shall receive such class of shares of the Acquiring Fund, as specified in
Section 1.02, all determined and adjusted as provided in
this Agreement.
1.04	The net asset value of each class of shares of the
Acquiring Funds and the net asset value of each class of shares of the Acquired Funds shall be determined as of the applicable Valuation Time with respect to each Acquired Fund specified in Article III.
1.05	The net asset value of each class of shares of each
Acquiring Fund shall be computed in the manner set forth in such Acquiring Fund's then current prospectuses under the Securities Act of 1933, as amended (the "1933 Act"). The net value of the Acquired Fund Assets to be transferred by the Acquired Funds shall be computed by Riverfront and shall be subject to adjustment by an amount, if any, agreed to by Armada and Riverfront. In determining the value of the securities transferred by the Acquired Funds to the Acquiring Funds, each security shall be priced in accordance with the policies and procedures of Riverfront described in its then current prospectuses and statements of additional information and adopted by Riverfront's Board of Trustees, which are and shall be consistent with the policies now in effect for Riverfront. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by Armada.

	The value of the Acquired Fund Assets of the Riverfront U.S. Government Securities Money Market Fund (the "Riverfront Money Market Fund") and the value of the shares of the corresponding Acquiring Fund for purposes of sales and redemptions shall be based on the amortized cost valuation procedures that have been adopted by the Board of Trustees of Riverfront and the Board of Trustees of Armada, respectively. Any provision in this Agreement to the contrary notwithstanding, if the difference between the per share net asset values of the Riverfront Money Market Fund and its corresponding Acquiring Fund equals or exceeds $.0025 at the applicable Valuation Time, as computed by using such market values in accordance with the policies and procedures established by Armada (or as otherwise mutually determined by the Board of Trustees of Riverfront and the Board of Trustees of Armada), the Board of Trustees of Armada shall have the right to postpone the applicable Valuation Time and the applicable Effective Time of the Reorganization with respect to the Riverfront Money Market Fund until such time as the per share difference is less than $.0025.

ARTICLE II. LIQUIDATING DISTRIBUTIONS AND TERMINATION OF RIVERFRONT Immediately after the Effective Time of the Reorganization with respect to each Acquired Fund, such Acquired Fund shall distribute in complete liquidation pro rata to the record holders of each class of its shares at the applicable Effective Time of the Reorganization the shares of the class of the Acquiring Fund identified in Section 1.02 to be received by the record holders of such class of such Acquired Fund. In addition, each shareholder of record of an Acquired Fund shall have the right to receive any unpaid dividends or other distributions which were declared before the applicable Effective Time of the Reorganization with respect to the shares of an Acquired Fund that are held by the shareholder at the applicable Effective Time of the Reorganization. In accordance with instructions it receives from Riverfront, Armada shall record on its books the ownership of each class of shares of each Acquiring Fund by the record holders of the class of shares of the Acquired Fund identified in Section 1.02. All of the issued and outstanding shares of each class of each Acquired Fund shall be redeemed and canceled on the books of Riverfront at the Effective Time of the Reorganization of such Acquired Fund and shall thereafter represent only the right to receive the class of shares of the Acquiring Fund identified in Section 1.02, and any dividends and distributions declared pursuant to Paragraph (g) of Article IV, and the Acquired Fund's transfer books shall be closed permanently. As soon as practicable after the Effective Time of the Reorganization, Riverfront shall make all filings and take all other steps as shall be necessary and proper to effect its complete dissolution, and shall file an application pursuant to Section 8(f) of the Investment Company Act of 1940 (the "1940 Act") for an order declaring that it has ceased to be an investment company and any and all documents that may be necessary to terminate its existence under state law. After the Effective Time of the Reorganization, Riverfront shall not conduct any business except in connection with its liquidation, dissolution and deregistration.

ARTICLE III. VALUATION TIME. Subject to Section 1.05 hereof, the Valuation Time for the Reorganization shall be 4:00 P.M., Eastern Time, on October 8, 2004, or such other time and on such date as may be agreed in writing by the duly authorized officers of both parties hereto.

ARTICLE IV. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF RIVERFRONT. Riverfront, on behalf of itself and each Acquired
Fund, represents and warrants to, and agrees with, Armada as follows:
(a)	It is an Ohio business trust duly created pursuant to
its Declaration of Trust for the purpose of acting as a
management investment company under the 1940 Act and is
validly existing under the laws of, and duly authorized to
transact business in, the State of Ohio.  It is registered
with the Securities and Exchange Commission (the "SEC") as
an open-end management investment company under the 1940 Act and such registration is in full force and effect.
(b)	It has power to own all of its properties and assets
and, subject to the approvals of shareholders referred to
herein, to carry out and consummate the transactions
contemplated hereby, and has all necessary federal, state
and local authorizations to carry on its business as now
being conducted and to consummate the transactions
contemplated by this Agreement.
(c)	Subject to shareholder approval described in Section
6.01, this Agreement has been duly authorized, executed and
delivered by Riverfront, and represents Riverfront's valid
and binding contract, enforceable in accordance with its
terms, subject as to enforcement to bankruptcy, insolvency,
reorganization, arrangement, moratorium, and other similar
laws of general applicability relating to or affecting
creditors' rights and to general principles of equity.  The
execution and delivery of this Agreement does not and will
not, and the consummation of the transactions contemplated
by this Agreement will not, violate Riverfront's Declaration of Trust or By-Laws or any agreement or arrangement to which it is a party or by which it is bound.
(d)	Each Acquired Fund has elected to qualify and has
qualified as a regulated investment company under Part I of
Subchapter M of the Code, as of and since its first taxable
year; has been a regulated investment company under such
Part of the Code at all times since the end of its first
taxable year when it so qualified; and qualifies and shall
continue to qualify as a regulated investment company until
the Effective Time of the Reorganization with respect to
such Acquired Fund.
(e)	All federal, state, local and foreign income, profits,
franchise, sales, withholding, customs, transfer and other
taxes, including interest, additions to tax and penalties
(collectively, "Taxes") relating to the Acquired Fund Assets due or properly shown to be due on any return filed by any
Acquired Fund with respect to taxable periods ending on or
prior to, and the portion of any interim period up to, the
date hereof have been fully and timely paid or provided for;
and there are no levies, liens, or other encumbrances
relating to Taxes existing, threatened or pending with
respect to the Acquired Fund Assets.
(f)	The financial statements of each Acquired Fund listed
in Section 1.02 for the fiscal year ended December 31, 2003, examined by Deloitte & Touche LLP, copies of which have been previously furnished to Armada, present fairly the financial position of each Acquired Fund as of the dates indicated and the results of its operations for the year and period then
ended as of such dates, in conformity with generally
accepted accounting principles.
(g)	Prior to the Valuation Time applicable to the Acquired
Funds, each of the Acquired Funds shall have declared a
dividend or dividends, with a record date and ex-dividend
date prior to such Valuation Time, which, together with all
previous dividends, shall have the effect of distributing to its shareholders all of its net investment company income,
if any, for the taxable periods or years ended on or before
December 31, 2003 and for the period from said date to and
including the Effective Time of the Reorganization
applicable to the Acquired Funds (computed without regard to any deduction for dividends paid), and all of its net
capital gain, if any, realized in taxable periods or years
ended on or before December 31, 2003 and in the period from
said date to and including the Effective Time of the
Reorganization applicable to the Acquired Funds.
(h)	At both the Valuation Time and the Effective Time of
the Reorganization with respect to each Acquired Fund, there shall be no known liabilities of such Acquired Fund, whether accrued, absolute, contingent or otherwise, not reflected in the net asset values per share of its outstanding classes of shares.
(i)	There are no legal, administrative or other proceedings
pending or, to Riverfront's knowledge threatened, against
Riverfront or an Acquired Fund which could result in
liability on the part of Riverfront or an Acquired Fund.
(j)	Subject to the approvals of shareholders referred to
herein, at both the Valuation Time and the Effective Time of the Reorganization with respect to each Acquired Fund, it
shall have full right, power and authority to sell, assign,
transfer and deliver the Acquired Fund Assets of such
Acquired Fund and, upon delivery and payment for the
Acquired Fund Assets as contemplated herein, an Acquiring
Fund shall acquire good and marketable title thereto, free
and clear of all liens and encumbrances, and subject to no
restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).
(k)	No consent, approval, authorization or order of any
court or governmental authority is required for the
consummation by Riverfront of the transactions contemplated
by this Agreement, except such as may be required under the
1933 Act, the Securities Exchange Act of 1934, as amended
(the "1934 Act "), the 1940 Act, the rules and regulations
under each of those Acts, and state securities laws.
(l)	With respect to materials and information provided by
Riverfront, the registration statement filed by Armada on
Form N-14 relating to the shares of the Acquiring Funds that will be registered with the SEC pursuant to this Agreement,
which, without limitation, shall include a proxy statement
of Riverfront and the prospectuses of Armada with respect to the transactions contemplated by this Agreement, and any
supplement or amendment thereto or to the documents
contained or incorporated therein by reference (the "N-14
Registration Statement"), on the effective date of the N-14
Registration Statement, at the time of any shareholders'
meeting referred to herein and at each Effective Time of the
Reorganization:  (i) shall comply in all material respects
with the provisions of the 1933 Act, the 1934 Act, the 1940
Act, the rules and regulations under each of those Acts, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material
fact required to be stated therein or necessary to make the
statements therein not misleading.
(m)	All of the issued and outstanding shares of each class
of each Acquired Fund have been duly and validly issued, are fully paid and non-assessable, and have been offered for
sale and sold in conformity with all applicable federal and
state securities laws, and no shareholder of an Acquired
Fund has any preemptive right of subscription or purchase in respect of such shares.
(n)	Riverfront shall not sell or otherwise dispose of any
shares of an Acquiring Fund to be received in the transactions contemplated herein, except in distribution to its shareholders as contemplated herein.

ARTICLE V. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ARMADA. Armada, on behalf of itself and each Acquiring Fund, represents and warrants to, and agrees with, Riverfront as follows:
(a)	It is a Massachusetts business trust duly created
pursuant to its Declaration of Trust for the purpose of
acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly
authorized to transact business in, the Commonwealth of Massachusetts. It is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.
(b)	It has power to own all of its properties and assets
and to carry out and consummate the transactions
contemplated herein, and has all necessary federal, state
and local authorizations to carry on its business as now
being conducted and to consummate the transactions
contemplated by this Agreement.
(c)	This Agreement has been duly authorized, executed and
delivered by Armada, and represents Armada's valid and
binding contract, enforceable in accordance with its terms,
subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting
creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this
Agreement will not, violate Armada's Declaration of Trust or
Code of Regulations or any agreement or arrangement to which it is a party or by which it is bound.
(d)	Each Acquiring Fund has elected, and each of the
Acquiring Funds listed in Section 1.02 has qualified, as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year; each of
the Acquiring Funds listed in Section 1.02 has been a
regulated investment company under such Part of the Code at
all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.
(e)	The financial statements of each of the Acquiring Funds
listed in Section 1.02 for the fiscal year ended May 31,
2003, audited by Ernst & Young LLP, and for the six-month
period ended November 30, 2003, copies of which have been previously furnished to Riverfront, present fairly the financial position of each such Acquiring Fund as of the
dates indicated and the results of its operations for the
year and period ended as of such dates, in conformity with generally accepted accounting principles. The audited financial statements of each of the Acquiring Funds for the
fiscal year ended May 31, 2004 will be delivered promptly
when available and will present fairly the financial
position of each such Acquiring Fund as of the date
indicated and the results of its operations for the year and period ended as of such date in conformity with generally
accepted accounting principles.
(f)	At both the Valuation Time and the Effective Time of
the Reorganization with respect to each Acquiring Fund,
there shall be no known liabilities of such Acquiring Fund,
whether accrued, absolute, contingent or otherwise, not
reflected in the net asset values per share of its
outstanding classes to be issued pursuant to this Agreement.
(g)	There are no legal, administrative or other proceedings
pending or, to its knowledge, threatened against Armada or
an Acquiring Fund which could result in liability on the
part of Armada or an Acquiring Fund.
(h)	No consent, approval, authorization or order of any
court or governmental authority is required for the
consummation by Armada of the transactions contemplated by
this Agreement, except such as may be required under the
1933 Act, the 1934 Act, the 1940 Act, the rules and
regulations under each of those Acts, and state securities
laws.
(i)	The N-14 Registration Statement on its effective date,
at the time of any shareholders' meetings referred to herein and at each Effective Time of the Reorganization, except
with respect to information and materials provided by
Riverfront:  (i) shall comply in all material respects with
the provisions of the 1933 Act, the 1934 Act, the 1940 Act,
the rules and regulations under each of those Acts, and
state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(j)	The shares of each class of each Acquiring Fund to be
issued and delivered to an Acquired Fund for the account of record holders of shares of an Acquired Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization applicable to such Acquiring Fund and, when so issued and delivered, shall be registered under the 1933 Act and under applicable state securities laws, duly and validly issued, fully paid and non-assessable, and no shareholder of Armada shall have any preemptive right of subscription or purchase in respect thereto.

ARTICLE VI.   SHAREHOLDER ACTION ON BEHALF OF THE ACQUIRED FUNDS.
6.01	As soon as practicable after the effective date of the
N-14 Registration Statement, but in any event prior to the Effective Time of the Reorganization applicable to the
Acquired Funds and as a condition to the Reorganization, the Board of Trustees of Riverfront shall call, and Riverfront shall hold, a meeting of the shareholders of the Acquired
Funds for the purpose of considering and voting upon:
(a)	Approval of this Agreement and the transactions
contemplated hereby, including, without limitation:
(i)	The transfer of the Acquired Fund Assets belonging
to each Acquired Fund to an Acquiring Fund, and the
assumption by such Acquiring Fund of the Acquired Fund Liabilities of such Acquired Fund, in exchange for a class or classes of shares of an Acquiring Fund, as set forth in
Section 1.02.
(ii)	The liquidation of each Acquired Fund through the
distribution to its record holders of shares of the class or classes of shares of an Acquiring Fund as described in this Agreement.
(b)	Such other matters as may be determined by the Boards
of Trustees or authorized officers of the parties.
6.02	Approval of this Reorganization Agreement by the
shareholders of the Acquired Funds shall constitute the waiver of the application of any fundamental policy of such Acquired Funds that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

ARTICLE VII. N-14 REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS. Armada shall prepare and file the N-14 Registration Statement under the 1933 Act, and Riverfront shall file the combined prospectus/proxy statement contained therein under the 1934 Act and 1940 Act proxy rules, with the SEC as promptly as practicable. Each of Armada and Riverfront has cooperated and shall continue to cooperate with the other, and has furnished and shall continue to furnish the other with the information relating to itself that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts, and state securities laws, to be included in the N-14 Registration Statement.

ARTICLE VIII. EFFECTIVE TIME OF THE REORGANIZATION. Delivery of the Acquired Fund Assets of each Acquired Fund and the shares of the classes of its Acquiring Fund to be issued, and the assumption of the Acquired Fund Liabilities, pursuant to Article I and the liquidation of each Acquired Fund pursuant to Article II shall occur at the opening of business on the next business day following the Valuation Time applicable to such Acquired Fund, or on such other date, and at such place and time and date, as may be determined by the President or any Vice President of each party hereto. The respective date and time at which such actions are taken with respect to an Acquired Fund are referred to herein as the "Effective Time of the Reorganization." To the extent any Acquired Fund Assets are, for any reason, not transferred at the applicable Effective Time of the Reorganization, Riverfront shall cause such Acquired Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

ARTICLE IX.   ARMADA CONDITIONS.  The obligations of Armada
hereunder with respect to each Acquired Fund shall be subject to the following conditions precedent:
(a)	This Agreement and the transactions contemplated by
this Agreement shall have been approved by the shareholders
of each Acquired Fund, in the manner required by law.
(b)	With respect to each Acquired Fund, the Riverfront
Board of Trustees, including a majority of Trustees who are
not "interested persons" as defined under the 1940 Act, has
determined that the transactions contemplated by this
Agreement are in the best interests of each Acquired Fund
and that the interests of the existing shareholders of each
Acquired Fund would not be diluted as a result of such
transactions.
(c)	Riverfront shall have duly executed and delivered to
Armada such bills of sale, assignments, certificates and
other instruments of transfer ("Transfer Documents") as may
be necessary or desirable to transfer all right, title and
interest of Riverfront and such Acquired Fund in and to the
Acquired Fund Assets of such Acquired Fund.  The Acquired
Fund Assets shall be accompanied by all necessary state
stock transfer stamps or cash for the appropriate purchase
price therefor.
(d)	All representations and warranties of Riverfront made
in this Agreement shall be true and correct in all material
respects as if made at and as of the Valuation Time and the
Effective Time of the Reorganization.  As of the Valuation
Time and the Effective Time of the Reorganization applicable to each Acquired Fund, there shall have been no material
adverse change in the financial position of such Acquired
Fund since December 31, 2003 other than those changes
incurred in the ordinary course of business as an investment company.  No action, suit or other proceeding shall be
threatened or pending before any court or governmental
agency in which it is sought to restrain or prohibit, or
obtain damages or other relief in connection with, this
Agreement or the transactions contemplated herein.
(e)	Armada shall have received an opinion of Baker &
Hostetler LLP addressed to Armada in form reasonably
satisfactory to it and dated the Effective Time of the
Reorganization applicable to each Acquired Fund,
substantially to the effect that:  (i) Riverfront is an Ohio business trust duly organized and validly existing under the laws of the State of Ohio; (ii) the shares of such Acquired
Fund outstanding at such time are duly authorized, validly
issued, fully paid and non-assessable by such Acquired Fund, and to such counsel's knowledge, no shareholder of such
Acquired Fund has any option, warrant or pre-emptive right
to subscription or purchase in respect thereof; (iii) this
Agreement and the Transfer Documents have been duly
authorized, executed and delivered by Riverfront and
represent legal, valid and binding contracts, enforceable in accordance with their terms, subject to the effect of
bankruptcy, insolvency, moratorium, fraudulent conveyance
and similar laws relating to or affecting creditors' rights
generally and court decisions with respect thereto, but such counsel shall not be required to express an opinion with
respect to the application of equitable principles in any
proceeding, whether at law or in equity, or with respect to
the provisions of this Agreement intended to limit liability for particular matters to an Acquired Fund and its assets;
(iv) the execution and delivery of this Agreement did not,
and the consummation of the transactions contemplated by
this Agreement will not, violate the Declaration of Trust or
By-Laws of Riverfront or any material agreement known to
such counsel to which Riverfront is a party or by which
Riverfront is bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or
governmental authority is required for the consummation by
Riverfront of the transactions contemplated by this
Agreement, except such as have been obtained under the 1933
Act, the 1934 Act, the 1940 Act, the rules and regulations
under each of those Acts, and such as may be required under
the state securities laws.  Such opinion may rely on the
opinion of other counsel to the extent set forth in such
opinion, provided such other counsel is reasonably
acceptable to Armada.
(f)	Armada shall have received an opinion of Drinker Biddle
& Reath LLP, addressed to Armada and Riverfront dated the
Effective Time of the Reorganization, to the effect that,
based upon certain facts, qualifications, representations
and assumptions satisfactory to Armada and Riverfront, for
Federal income tax purposes:
(i)	The acquisition by the Acquiring Funds of the
Acquired Fund Assets in exchange for the Acquiring Funds'
assumption of the Acquired Fund Liabilities and issuance of
the shares of the Acquiring Funds, followed by the
distribution by the Acquired Funds of those shares to the
shareholders of the Acquired Funds in exchange for their
shares of the Acquired Funds will constitute a
reorganization within the meaning of section 368(a) of the
Code, and each Acquired Fund and each Acquiring Fund will be
"a party to a reorganization" within the meaning of section
368(b) of the Code;
(ii)	Each Acquired Fund will recognize no gain or loss
(a) upon the transfer of its assets to the corresponding
Acquiring Fund in exchange for the shares of such Acquiring
Fund, and (b) upon the distribution of those shares to the
shareholders of the Acquired Fund;
(iii)	Each Acquiring Fund will recognize no gain or loss
upon the receipt of the corresponding Acquired Fund Assets
in exchange for shares of the corresponding Acquiring Fund
and the assumption of the Acquired Fund Liabilities;
(iv)	The tax basis in the hands of each Acquiring Fund
of each asset of the corresponding Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the tax basis of that asset in the hands of such Acquired
Fund immediately before the transfer;
(v)	The holding period of each asset of each Acquired
Fund in the hands of the corresponding Acquiring Fund will
include the period during which that asset was held by the
Acquired Fund;
(vi)	The shareholders of each Acquired Fund will
recognize no gain or loss upon the exchange of all of their
shares of the Acquired Fund for the shares of the
corresponding Acquiring Fund;
(vii)	The aggregate tax basis of the shares of each
Acquiring Fund received by each shareholder of the
corresponding Acquired Fund will equal the aggregate tax
basis of the shares of the Acquired Fund surrendered in
exchange therefor;
(viii)	The holding periods of the shares of each
Acquiring Fund received by each shareholder of the
corresponding Acquired Fund will include the holding periods of the shares of the Acquired Fund surrendered in exchange
therefor, provided that such shares of the Acquired Fund are held by that shareholder as capital assets on the date of
the exchange; and
(ix)	Each Acquiring Fund will succeed to and take into
account the tax attributes of the corresponding Acquired
Fund described in section 381(c) of the Code, subject to the conditions and limitations specified in sections 381, 382,
383 and 384 of the Code and the Treasury Regulations
thereunder.
(g)	The SEC shall not have issued any unfavorable advisory
report under Section 25(b) of the 1940 Act or instituted any proceeding seeking to enjoin consummation of the
transactions contemplated by this Agreement under Section
25(c) of the 1940 Act.
(h)	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop order suspending
such effectiveness shall have been instituted or, to the
knowledge of Riverfront or Armada, contemplated by the SEC
and the parties shall have received all permits and other
authorizations necessary under state securities laws to
consummate the transactions contemplated by this Agreement.
(i)	The President of Riverfront shall have certified that
Riverfront has performed and complied in all material
respects with each of its agreements and covenants required
by this Agreement to be performed or complied with by it
prior to or at the Valuation Time and the Effective Time of
the Reorganization.
(j)	Riverfront shall have delivered or caused to be
delivered to Armada each account, book, record or other document of Riverfront applicable to such Acquired Fund which is required to be maintained by Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder (regardless of what person possesses the same). Riverfront has instructed its service contractors to provide Armada upon request with access to and copies of all documents belonging to Riverfront.

ARTICLE X. RIVERFRONT CONDITIONS. The obligations of Riverfront hereunder with respect to each Acquired Fund shall be subject to the following conditions precedent:
(a)	This Agreement and the transactions contemplated by
this Agreement shall have been approved by the shareholders
of each Acquired Fund, in the manner required by law.
(b)	With respect to each Acquiring Fund, the Armada Board
of Trustees, including a majority of Trustees who are not
"interested persons" as defined under the 1940 Act, has
determined that the transactions contemplated by this
Agreement are in the best interests of each Acquiring Fund
and that the interests of the existing shareholders of each
Acquiring Fund would not be diluted as a result of such
transactions.
(c)	All consents, orders, permits, and exemptions of
federal, state and local regulatory authorities (including
those of the SEC and of state securities authorities) deemed necessary by Riverfront to permit consummation, in all
material respects, of the transactions contemplated hereby
shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a materially adverse effect on the assets or properties of
Riverfront.
(d)	Armada shall have duly executed and delivered to
Riverfront such assumption of liability agreement as may be
necessary for the respective Acquiring Funds to assume the
liabilities of the corresponding Acquired Fund.
(e)	All representations and warranties of Armada made in
this Agreement shall be true and correct in all material
respects as if made at and as of the Valuation Time and the
Effective Time of the Reorganization.  As of the Valuation
Time and the Effective Time of the Reorganization applicable to each Acquired Fund, there shall have been no material
adverse change in the financial condition of its Acquiring
Fund since November 30, 2003 other than those changes
incurred in the ordinary course of business as an investment company.  No action, suit or other proceeding shall be
threatened or pending before any court or governmental
agency in which it is sought to restrain or prohibit, or
obtain damages or other relief in connection with, this
Agreement or the transactions contemplated herein.
(f)	Riverfront shall have received an opinion of Drinker
Biddle & Reath LLP, addressed to Riverfront in form
reasonably satisfactory to it and dated the Effective Time
of the Reorganization applicable to each Acquired Fund,
substantially to the effect that:  (i) Armada is a
Massachusetts business trust duly organized and validly
existing under the laws of the Commonwealth of Massachusetts and is qualified to do business and in good standing in each state in which such qualification is required; (ii) the
shares of each class of each Acquiring Fund to be delivered
at such time to an Acquired Fund as provided for by this
Agreement are duly authorized and upon delivery will be
validly issued, fully paid and non-assessable by such
Acquiring Fund and to such counsel's knowledge, no
shareholder of an Acquiring Fund has any option, warrant or
pre-emptive right to subscription or purchase in respect
thereof; (iii) this Agreement has been duly authorized,
executed and delivered by Armada and represents a legal,
valid and binding contract, enforceable in accordance with
its terms, subject to the effect of bankruptcy, insolvency,
moratorium, fraudulent conveyance and similar laws relating
to or affecting creditors' rights generally and court
decisions with respect thereto, but such counsel shall not
be required to express an opinion with respect to the
application of equitable principles in any proceeding,
whether at law or in equity, or with respect to the
provisions of this Agreement intended to limit liability for particular matters to an Acquiring Fund and its assets;
(iv) the execution and delivery of this Agreement did not,
and the consummation of the transactions contemplated by
this Agreement will not, violate the Declaration of Trust or
Code of Regulations of Armada, or any material agreement
known to such counsel to which Armada is a party or by which
Armada is bound; and (v) to such counsel's knowledge no
consent, approval, authorization or order of any court or
governmental authority is required for the consummation by
Armada of the transactions contemplated by this Agreement,
except such as have been obtained under the 1933 Act, the
1934 Act, the 1940 Act, the rules and regulations under each of those Acts, and such as may be required under the state
securities laws. Such opinion may rely on the opinion of
other counsel to the extent set forth in such opinion,
provided such other counsel is reasonably acceptable to
Riverfront.
(g)	Riverfront shall have received an opinion of Drinker
Biddle & Reath LLP, addressed to Armada and Riverfront in
the form reasonably satisfactory to them and dated the
Effective Time of the Reorganization applicable to each
Acquired Fund, with respect to the matters specified in
Paragraph (f) of Article IX.
(h)	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop order suspending
such effectiveness shall have been instituted, or to the
knowledge of Riverfront or Armada, contemplated by the SEC
and the parties shall have received all permits and other
authorizations necessary under state securities laws to
consummate the transactions contemplated by this Agreement.
(i)	The SEC shall not have issued any unfavorable advisory
report under Section 25(b) of the 1940 Act or instituted any proceeding seeking to enjoin consummation of the
transactions contemplated by this Agreement under Section
25(c) of the 1940 Act.
(j)	National City Corporation shall have procured a six
year term extension of trustee liability insurance for the
Trustees and officers of Riverfront, comparable in all
material respects to the existing trustee and officer
insurance coverage in the coverage amount of $4 million.
(k)	The President of Armada shall have certified that
Armada has performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

ARTICLE XI. TAX DOCUMENTS. Riverfront shall deliver to Armada at the Effective Time of the Reorganization confirmations or other adequate evidence as to the adjusted tax basis of the Acquired Fund Assets then delivered to an Acquiring Fund in accordance with the terms of this Agreement.

ARTICLE XII. FINDER'S FEES. Each party represents and warrants to each of the other parties hereto that there is no person who is entitled to any finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

ARTICLE XIII. ANNOUNCEMENTS. Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as the parties shall agree; provided, that nothing herein shall prevent any party upon notice to the other parties from making such public announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

ARTICLE XIV. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, and any applicable laws, rules or regulations, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE XV.   TERMINATION OF AGREEMENT.
15.01	This Agreement may be terminated by a party at any time
at or prior to the Effective Time of the Reorganization by
the Board of Trustees of Armada or the Board of Trustees of Riverfront, as provided below:
(a)	By Armada if the conditions set forth in Article IX are
not satisfied as specified in said Article;
(b)	By Riverfront if the conditions set forth in Article X
are not satisfied as specified in said Article;
(c)	By the mutual consent of the parties.
15.02	If a party terminates this Agreement as to any
investment portfolio for any reason specified in Section
16.01 hereof, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by Armada pursuant to Section
16.01(a) as a result of a breach by Riverfront of any of its representations, warranties or covenants in this Agreement, or such termination is by Riverfront pursuant to Section 16.01(b) as a result of a breach by Armada of any of its representations, warranties or covenants in this Agreement, nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

ARTICLE XVI. AMENDMENT AND WAIVER. At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of Riverfront, (a) the parties hereto may, by written agreement authorized by their respective Boards of Trustees, or their respective Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and authorized by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

ARTICLE XVII. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles otherwise applicable therein.

ARTICLE XVIII. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

ARTICLE XIX. BENEFICIARIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

ARTICLE XX.   RIVERFRONT LIABILITY.
20.01	The names "The Provident Riverfront Funds" and
"Trustees of The Provident Riverfront Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 11, 1996, as amended through February 23, 2004, which is hereby referred to and a copy of which is on file at the office of the Ohio Secretary of State and at the principal office of Riverfront. The obligations of Riverfront entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Riverfront personally, but bind only the trust property, and all persons dealing with any portfolio of Riverfront must look solely to the trust property belonging to such portfolio for the enforcement of any claims against Riverfront.
20.02	Both parties specifically acknowledge and agree that
any liability of Riverfront under this Agreement with respect to an Acquired Fund, or in connection with the transactions contemplated herein with respect to an Acquired Fund, shall be discharged only out of the assets of that Acquired Fund and that no other portfolio of Riverfront shall be liable with respect thereto.

ARTICLE XXI.   ARMADA LIABILITY.
21.01	The names "Armada Funds" and "Board of Trustees of
Armada Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986, as amended, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Armada. The obligations of Armada entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Armada personally, but bind only the trust property, and all persons dealing with any portfolio of Armada must look solely to the trust property belonging to such portfolio for the enforcement of any claims against Armada.
21.02	Both parties specifically acknowledge and agree that
any liability of Armada under this Agreement with respect to an Acquiring Fund, or in connection with the transactions contemplated herein with respect to an Acquiring Fund, shall be discharged only out of the assets of that Acquiring Fund and that no other fund of Armada shall be liable with respect thereto.

ARTICLE XXII.   INDEMNIFICATION AND INSURANCE.
22.01	(a)	Each Acquired Fund will indemnify and hold harmless,
out of its own assets and no others, the corresponding
Acquiring Fund and Armada's Trustees and officers (for
purposes of this Section, the "Indemnified Parties")
against any and all expenses, losses, claims, damages
and liabilities at any time imposed upon or reasonably
incurred by any one or more of the Indemnified Parties
in connection with, arising out of, or resulting from
any claim, action, suit or proceeding in which any one
or more of the Indemnified Parties may be involved or
with which any one or more of the Indemnified Parties
may be threatened by reason of any untrue statement or
alleged untrue statement of a material fact relating to
Riverfront or any Acquired Fund contained in the Form
N-14 Registration Statement, any Acquired Fund
prospectus or related statement of additional
information, or any amendment or supplement to any of
the foregoing, or arising out of or based upon the
omission or alleged omission to state in any of the
foregoing a material fact relating to Riverfront or any
Acquired Fund required to be stated therein or
necessary to make the statements relating to Riverfront
or any Acquired Fund therein not misleading, including,
without limitation, any amounts paid by any one or more
of the Indemnified Parties in a reasonable compromise
or settlement of any such claim, action, suit or
proceeding, or threatened claim, action, suit or
proceeding made with the prior consent of Riverfront.
(b)	The Indemnified Parties will notify Riverfront in
writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such
Indemnified Party as to any matters covered by this Section.
Riverfront shall be entitled to participate at its own
expense in the defense of any claim, action, suit or
proceeding covered by this Section, or, if it so elects, to
assume at its expense by counsel satisfactory to the
Indemnified Parties the defense of any such claim, action,
suit or proceeding, and if Riverfront elects to assume such
defense, the Indemnified Parties shall be entitled to
participate in the defense of any such claim, action, suit
or proceeding at their own expense.  The obligation of each
of the Acquired Funds under this Section to indemnify and
hold harmless the Indemnified Parties shall constitute a
guarantee of any expenses, losses, claims, damages and
liabilities required to be paid by it under this Section
without the necessity of the Indemnified Parties' first
paying the same.
22.02	(a)	Each Acquiring Fund will indemnify and hold harmless,
out of its own assets and no others, the corresponding
Acquired Fund and Riverfront's Trustees and officers
(for purposes of this Section, the "Indemnified
Parties") against any and all expenses, losses, claims,
damages and liabilities at any time imposed upon or
reasonably incurred by any one or more of the
Indemnified Parties in connection with, arising out of,
or resulting from any claim, action, suit or proceeding
in which any one or more of the Indemnified Parties may
be involved or with which any one or more of the
Indemnified Parties may be threatened by reason of any
untrue statement or alleged untrue statement of a
material fact relating to Armada or any Acquiring Fund
contained in the Form N-14 Registration Statement, any
Acquiring Fund prospectus or related statement of
additional information, or any amendment or supplement
to any of the foregoing, or arising out of or based
upon the omission or alleged omission to state in any
of the foregoing a material fact relating to Armada or
any Acquiring Fund required to be stated therein or
necessary to make the statement relating to Armada or
any Acquiring Fund therein not misleading, including,
without limitation, any amounts paid by any one or more
of the Indemnified Parties in a reasonable compromise
or settlement of any such claim, action, suit or
proceeding, or threatened claim, action, suit or
proceeding made with the prior consent of Armada.
(b)	The Indemnified Parties will notify Armada in writing
within ten days after the receipt by any one or more of the
Indemnified Parties of any notice of legal process or any
suit brought against or claim made against such Indemnified
Party as to any matters covered by this Section.  Armada
shall be entitled to participate at its own expense in the
defense of any claim, action, suit or proceeding covered by
this Section, or, if it so elects, to assume at its expense
by counsel satisfactory to the Indemnified Parties the
defense of any such claim, action, suit or proceeding, and,
if Armada elects to assume such defense, the Indemnified
Parties shall be entitled to participate in the defense of
any such claim, action, suit or proceeding at their own
expense.  The obligation of each of the Acquiring Funds
under this Section to indemnify and hold harmless the
Indemnified Parties shall constitute a guarantee of payment
so that the Acquiring Funds will pay in the first instance
any expenses, losses, claims, damages and liabilities
required to be paid by it under this Section without the
necessity of the Indemnified Parties' first paying the same.
22.03		From and after the Effective Time of the
Reorganization, Armada will assume and honor any
obligation as provided for or permitted by applicable
federal and state law in effect immediately prior to
the Effective Time of the Reorganization with respect
to the indemnification of each person who is now, or
has been at any time prior to the date hereof or who
becomes prior to the Effective Time of the
Reorganization, a Trustee or officer of Riverfront (for
the purposes of this Section, the "Indemnified
Parties") to the maximum extent available and permitted
by applicable law or regulation against any and all
losses in connection with or arising out of any claim
which is based upon, arises out of or in any way
relates to any actual or alleged act or omission
occurring at or prior to the Effective Time of the
Reorganization, including any actions taken to approve
and implement this Agreement and the transactions
contemplated hereby, in the Indemnified Parties'
capacities as Trustee or officer (whether elected or
appointed), of Riverfront.  This Section 23.03 will be
construed as an agreement as to which the Indemnified
Parties are intended to be third-party beneficiaries.
22.04	National City Corporation shall procure a six year term
extension of trustee and officer liability insurance for the Trustees and officers of Riverfront, comparable in all material respects to the existing trustee and officer insurance coverage in the coverage amount of $4 million.

ARTICLE XXIII. NOTICES. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier with confirmation, to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

IF TO ARMADA:
	Kathleen Barr
	National City Bank
	Armada Funds Department, 22nd Floor
	1900 East Ninth Street
	Cleveland, OH 44114
	Telecopier Number:  (216) 771-8490

With a copy to:
	Audrey C. Talley, Esq.
	Drinker Biddle & Reath LLP
	One Logan Square
	18th and Cherry Streets
	Philadelphia, PA 19103-6996
	Telecopier Number:  (215) 988-2757


IF TO RIVERFRONT:
	Timothy Johnson, Esq.
	Reed Smith LLP
	435 Sixth Avenue
	Pittsburgh, PA 15212
	Telecopier Number:  (412) 288-3063

With a copy to:
	Charles H. Hire, Esq.
	Baker & Hostetler
	Capital Square, Suite 100
	65 E. State Street
	Columbus, OH 43215-4260
	Telecopier Number:  (614) 462-2616


ARTICLE XXIV. EXPENSES. Each party represents to the other that its expenses incurred in connection with the Reorganization will be borne equally by National City Investment Management Company ("IMC") or an affiliate thereof and Armada, provided, however, that (a) Armada shall bear any filing fees under the 1933 Act and state securities laws in connection with its A Shares and I Shares to be distributed to shareholders of the Acquired Funds, and (b) IMC or an affiliate thereof shall bear any contractual termination fees incurred by Riverfront as a result of effecting the transactions contemplated by this Agreement.

ARTICLE XXV. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

ARTICLE XXVI. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.

ATTEST:                            ARMADA FUNDS

/s/  Michael J. Nanosky            /s/  Herbet Martens
Name:  Michael J. Nanosky          Name:  Herbert Martens
Title:  VP Fund Administration     Title:  Armada Funds, President


ATTEST:                            THE PROVIDENT RIVERFRONT FUNDS

/s/  C. John Ollier                /s/  J. Donald Raines
Name:  C. John Ollier              Name:  J. Donald Raines
Title:  Treasurer                  Title:  President


ATTEST:                            NATIONAL CITY INVESTMENT
                                   MANAGEMENT COMPANY
                                Solely for purposes of Article XXIV

/s/  Patty Giudice                /s/  Joseph C. Penko
Name:  Patty Giudice              Name:  Joseph C. Penko
Title:  Executive Assistant       Title:  Managing Director


ATTEST:                           NATIONAL CITY CORPORATION
                               Solely for purposes of Article 22.04

/s/  Michael Horoschak            /s/  Ted M. Parker
Name:  Michael Horoschak          Name:  Ted M. Parker
Title:  Armada Administration     Title:  EVP NCC